NEWS RELEASE

Gateway Energy Corporation Announces Election of Frederick Pevow
as Chief Executive Officer and President

HOUSTON, June 3, 2010 -- Gateway Energy Corporation (OTC Bulletin Board: GNRG; "Gateway") announced today that the Frederick M. Pevow, Jr. has been elected to serve as Chief Executive Officer and President, effective immediately.  Mr. Pevow succeeds John Raasch, who has served as interim Chief Executive Officer and President since May 19, 2010.  Mr. Raasch will continue to serve on Gateway's Board of Directors.

"I am honored to be serving as CEO and President of Gateway," said Mr. Pevow.  "I have tremendous confidence in our organization and am excited about the opportunities that lie ahead.  I would also like to extend my appreciation to John Raasch for his leadership as interim CEO, and look forward to his continued contributions on the Board and as a leading shareholder."

Mr. Pevow has over 25 years of experience in the energy business, as an investor, senior executive, board member and investment banker.

About Gateway Energy

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its onshore systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.